UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

REAVES UTILITY INCOME FUND

(Name of Registrant as Specified In Its Charter)

ALPS Fund Services, Inc.

Attn: Paul F. Leone

1290 Broadway, Suite 1100

Denver, CO 80203

303.623.2577

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computer pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule, or Registration No.:

	(3)	Date Filed:

REAVES UTILITY INCOME FUND

1290 Broadway, Suite 1100

Denver, CO 80203

(800) 644-5571

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 26, 2010

To the Shareholders of Reaves Utility Income Fund:

Notice is hereby given that a special meeting of Shareholders (the “Meeting”) of the Reaves Utility Income Fund (the “Fund”) will be held at the offices of the Fund, 1290 Broadway, Suite 1100, Denver, Colorado 80203, on August 26, 2010 at 10:00 a.m. (Mountain time), for the following purposes:

1. To consider and vote on an investment advisory and management agreement by and between the Fund and W.H. Reaves & Co., Inc.;

2. To consider and vote on an amendment to the Fund’s fundamental investment restriction relating to borrowing to allow the Fund to borrow money to the full extent permitted by the Investment Company Act of 1940, the rules promulgated by the Securities and Exchange Commission thereunder, or the interpretations and modifications of either by the Securities and Exchange Commission and its staff or any other authority with appropriate jurisdiction; and

3. To consider and vote upon such other matters, including adjournments, as may properly come before the Meeting or any adjournments thereof.

These items are discussed in greater detail in the attached Proxy Statement.

The close of business on June 30, 2010 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE SIZE OF YOUR HOLDINGS IN THE FUND. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ASK THAT YOU PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Trustees

Jeremy O. May
President

[July 12, 2010]

Questions & Answers regarding the Meeting and Proposals

Although we recommend that you read the complete Proxy Statement, we have provided for your convenience a brief overview of the issues to be voted on at the Meeting.

Q. Why is a special meeting of shareholders being held?

A. The special meeting of shareholders is being held to approve a new investment advisory and management agreement and revise a fundamental investment restriction concerning the Fund’s ability to utilize certain types of leverage.

Q. Why are shareholders being asked to approve a new investment advisory and management agreement?

A. The current investment adviser for the Reaves Utility Income Fund (the “Fund”) is W.H. Reaves & Co., Inc. (the “Adviser”). As a result of the retirement William H. Reaves, the founder of the Adviser, on May 31, 2009, he sold all of his remaining interest in the Adviser to the Adviser, after which the Adviser sold a portion of such interest to certain of the Adviser’s current employees and existing business owners on May 6, 2010 (the “Transaction”). As a result of this Transaction an “assignment” of the advisory agreement occurred and, therefore, pursuant to the Investment Company Act of 1940 (the “1940 Act”), resulted in the automatic termination of the Fund’s investment advisory agreement. Prior to the termination of the Fund’s investment advisory agreement, as allowed under the 1940 Act and the rules thereunder, the Board of Trustees of the Fund (the “Board”) approved an interim investment advisory agreement between the Fund and the Adviser, which went into effect upon the termination of the original investment advisory agreement. The 1940 Act requires that shareholders of the Fund (the “Shareholders”) approve a new investment advisory agreement between the Fund and the Adviser.

The Fund’s Board and management are recommending Shareholders approve the new investment advisory and management agreement between the Fund and the Adviser.

Q. How will the Transaction affect the Fund?

A. Your investment in the Fund will not change as a result of the Transaction. You will own the same amount of shares in the Fund and the net asset value of your investment will not change as a result of the Transaction. Further, the Transaction is not expected to result in any change to the Fund’s portfolio management team, investment objective or principal investment strategies.

Q. How does the new advisory agreement compare with the former advisory agreement?

A. The new advisory agreement and the former advisory agreement are substantially similar. The interim advisory agreement is substantially similar to both, except with respect to certain provisions required to be included pursuant to the 1940 Act. The advisory fee charged to the Fund will not change.

Q. Why are shareholders being asked to approve the revised fundamental investment restriction relating to borrowing?

A. The Board reviewed the Fund’s fundamental investment restriction relating to borrowing and determined, using its business judgment, that the current language is more restrictive than the law requires and that this limitation could hinder the Fund’s ability to respond to changing market conditions and the Fund’s potential use of leverage.

The Fund’s Board and management are recommending Shareholders approve the revised fundamental investment restriction relating to borrowing.

Q. Will my vote make a difference?

A. Yes, your vote is important and will make a difference no matter how many shares you own. We encourage all Shareholders to participate in the governance of their Fund.

Q. How do I vote my proxy?

A. You may cast your vote by mail, phone or internet. To vote by mail, please mark your vote on the enclosed proxy card and sign, date and return the card in the postage-paid envelope provided. If you choose to vote via phone or internet, please refer to the instructions found on the proxy card accompanying the Proxy Statement. To vote by phone or internet, you will need the “control number” that appears on the proxy card.

Q. Where do I call for more information?

A. Please call Reaves Utility Income Fund at 1-800-644-5571 or visit our website at www.utilityincomefund.com, where you can send us an e-mail message by selecting “Contact Us.”

REAVES UTILITY INCOME FUND

SPECIAL MEETING OF SHAREHOLDERS

AUGUST 26, 2010

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of the Reaves Utility Income Fund (the “Fund”) for use at a special meeting of Shareholders of the Fund to be held on August 26, 2010, at 10:00 a.m. (Mountain time) at the offices of the Fund, 1290 Broadway, Suite 1100, Denver, Colorado 80203, and at any adjournments thereof (the “Meeting”).

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on August 26, 2010:

This proxy statement is available at www.reavesutilityincomefund.com.

Other Methods of Proxy Solicitation

In addition to the solicitation of proxies by Internet or mail, officers of the Fund and officers and regular employees of The Bank of New York Mellon (“BNY”) the Fund’s transfer agent, ALPS Fund Services, Inc. (“ALPS”) the Fund’s administrator, and affiliates of BNY, ALPS or other representatives of the Fund also may solicit proxies by telephone or in person. The expenses incurred in connection with preparing the Proxy Statement and its enclosures will be paid by the Fund’s investment adviser, W. H. Reaves & Co., Inc. (the “Adviser”).

THE FUND’S MOST RECENT ANNUAL REPORT, INCLUDING AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED OCTOBER 31, 2009, IS AVAILABLE UPON REQUEST, WITHOUT CHARGE, BY WRITING TO THE FUND AT 1290 BROADWAY, SUITE 1100, DENVER, COLORADO 80203 OR BY CALLING THE FUND AT 800-644-5571 OR VIA THE INTERNET AT WWW.UTILITYINCOMEFUND.COM.

If the enclosed proxy card is properly executed and returned in time to be voted at the Meeting, the Shares (as defined below) represented thereby will be voted “FOR” the proposals listed in the accompanying Notice of Special Meeting of Shareholders, unless instructions to the contrary are marked thereon, and in the discretion of the proxy holders as to the transaction of any other business that may properly come before the Meeting. Any shareholder who has given a proxy has the right to revoke it at any time prior to its exercise either by attending the Meeting and voting his or her Shares in person or by submitting a letter of revocation or a later-dated proxy to the Fund at the above address prior to the date of the Meeting.

If a quorum is not present at the Meeting, or if a quorum is present at the Meeting but sufficient votes to approve any of the proposed items are not received, the persons named as proxies may propose one or more adjournments of such Meeting to permit further solicitation of proxies. A shareholder vote may be taken on one or more of the proposals in this Proxy Statement prior to such adjournment if sufficient votes have been received for approval and it is otherwise appropriate. Any such adjournment will require the affirmative vote of a majority of those Shares present at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote “FOR” any proposal in favor of such adjournment and will vote those proxies required to be voted “AGAINST” any proposal against such adjournment.

The close of business on June 30, 2010, has been fixed as the “Record Date” for the determination of shareholders entitled to notice of and to vote at the Meeting and all adjournments thereof.

The Fund has two classes of capital stock: Common Shares and Auction Market Preferred Shares (“Preferred Shares”) (together with the Common Shares, the “Shares”). The holders of Shares are each entitled to one vote for each full Share and an appropriate fraction of a vote for each fractional Share held. As of the Record Date, there were [SHARES] Common Shares and 9,600 Preferred Shares outstanding.

The following table shows the ownership of Common Shares and Preferred Shares by each of the Trustees and Executive Officers of the Fund, the Trustees and Officers of the Fund as a group, as of June 30, 2010, and the persons or organizations known to the Fund to be beneficial owners of more than 5% of the Fund’s outstanding Common Shares or Preferred Shares, as of June 28, 2010. Information regarding the 5% or greater ownership of Common Shares by The Charger Corporation and related entities is as of December 31, 2009, based upon information reported by these entities in their Schedule 13G filing filed with the SEC on February 8, 2010. Information regarding the 5% or greater ownership of Preferred Shares by Bank of America Corporation and related entities is as of December 31, 2009, based upon information reported by these entities in their Schedule 13G filing filed with the SEC on January 20, 2010.

Trustees and Executive Officers

Name	Percentage of Shares Held	Total Shares Owned

Common Shares
Michael T. Akins	0.00%	None
Mary K. Anstine	0.00%	None
J. Tison Cory	0.00%	None
Jeremy W. Deems	0.00%	None
Michael F. Holland	Less than 1%	1,000
Lauren E. Johnson	0.00%	None
Jeremy O. May	0.00%	None
Everett L. Morris	Less than 1%	10,000
Larry W. Papasan	Less than 1%	2,000
All Trustees and Executive Officers as a group	Less than 1%	13,000

Preferred Shares
Michael T. Akins	0.00%	None
Mary K. Anstine	0.00%	None
J. Tison Cory	0.00%	None
Jeremy W. Deems	0.00%	None
Michael F. Holland	0.00%	None
Lauren E. Johnson	0.00%	None
Jeremy O. May	0.00%	None
Everett L. Morris	0.00%	None
Larry W. Papasan	0.00%	None
All Trustees and Executive Officers as a group	0.00%	None

5% or Greater Shareholders
Common Shares
Merrill Lynch 101 Hudson Street 9th Floor Jersey City, NJ 07302

First Clearing LLC 2801 Market Street 9F Mail Code MO3540 St. Louis, MO 63103

BNY Mellon 525 William Penn Way Suite 400 Pittsburgh, PA 15259

Charles Schwab & Co., Inc. Attn: Proxy P.O. Box 64930

Phoenix, AZ 85082-4930

First Trust Portfolios, L.P. First Trust Advisors L.P. The Charger Corporation 120 East Liberty Drive, Suite 400 Wheaton, IL 60817	5.5%	1,252,955

National Financial Services LLC Attn: Lew Trezza P.O. Box 673004 Dallas, TX 75267-3004

Preferred Shares
Bank of America Corporation Merrill Lynch, Pierce, Fenner and Smith, Inc. Bank of America, N.A. Bank of America Corporate Center 100 North Tryon Street Charlotte, NC 28255

In order that your Shares may be represented at the Meeting, you are requested to vote on the following matters:

PROPOSAL 1: PROPOSED INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

BY AND BETWEEN THE FUND AND W.H. REAVES & CO., INC.

Background and Description of the Proposal

The Adviser has served as the Fund’s investment adviser since the Fund’s inception, February 25, 2004, pursuant to an investment advisory and management agreement between the Fund and the Adviser dated February 24, 2004, which was last approved by shareholders of the Fund on April 14, 2005 (the “Terminated Agreement”). The Board most recently approved the continuance of the Terminated Agreement on September 8, 2009. As required by the Investment Company Act of 1940, as amended (the “1940 Act”), the Terminated Agreement contained a term providing for the automatic termination of the agreement in the event of any “assignment” of the contract. Under the 1940 Act, an “assignment” of an investment advisory agreement is deemed to occur when, among other things, the investment adviser undergoes a “change of control.” William Reaves, a control person of the Adviser by virtue of his ownership of 25.26% of the Adviser’s voting securities, sold his interests in the Adviser to the Adviser, after which the Adviser sold a portion of such interests to certain of its affiliated persons and retired the remainder of the interests (the “Transaction”); this Transaction resulted in a “change of control” for purposes of the 1940 Act, and caused the automatic termination of the Terminated Agreement on May 6, 2010.

In anticipation of the Transaction (and the resulting termination of the Terminated Agreement), on March 9, 2010, the Board, including a majority of the Trustees who are not “interested persons” of the Fund (the “Non-Interested Trustees”), approved an interim advisory agreement between the Fund and the Adviser, and on June 30, 2010, approved certain amendments to such agreement, with such agreement having terms substantially similar to the Terminated Agreement, except for certain provisions that are required by law (the “Interim Advisory Agreement”). The provisions required by law include a requirement that fees payable under the Interim Advisory Agreement be paid into an escrow account. If the Fund’s shareholders approve the Proposed Advisory Agreement (defined below) by the end of the 150-day period, the compensation (plus interest earned) payable under the Interim

Advisory Agreement will be paid to the Adviser, but if the Proposed Advisory Agreement is not so approved, only the lesser of the costs incurred in performing the Interim Advisory Agreement (plus interest earned) or the amount in the escrow account (plus interest earned) will be paid to the Adviser.

In approving the Interim Advisory Agreement, the Board, including a majority of the Non-Interested Trustees, determined that (A) the scope and quality of services to be provided to the Fund under the Interim Advisory Agreement would be at least equivalent to the scope and quality of services provided under the Terminated Agreement; (B) the compensation to be received by the Adviser under the Interim Advisory Agreement is no greater than the compensation the Adviser would have received under the Terminated Agreement; and (C) the Interim Advisory Agreement has the same terms and conditions as the Terminated Agreement except differences in the terms and conditions the Board, including a majority of the Non-Interested Trustees, finds to be immaterial.

The Interim Advisory Agreement is dated May 6, 2010, with a term expiring 150 days later, October 3, 2010.

The Fund now seeks shareholder approval of a proposed investment advisory and management agreement with the Adviser to replace to the Interim Advisory Agreement as set forth in Exhibit A to this Proxy Statement (the “Proposed Advisory Agreement”).

Section 15(f) of the 1940 Act

As described above, the Transaction constituted a change of control and thus an “assignment” of the Terminated Agreement, and resulted in its automatic termination. Section 15(f) of the 1940 Act is a safe harbor that provides that, when a change in control of an investment adviser occurs, the investment adviser or any of its affiliated persons may receive any amount or benefit in connection with the change in control as long as certain conditions are met. Specifically, the safe harbor requires that no “unfair burden” may be imposed on the investment company as a result of a transaction relating to the change in control, or any express or implied terms, conditions or understandings. The term “unfair burden,” as defined in the 1940 Act, includes any arrangement during the two-year period after the change in control transaction whereby the investment adviser (or predecessor or successor adviser), or any interested person of any such investment adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from, or on behalf of the investment company (other than fees for bona fide principal underwriting services).

Consistent with the safe harbor under Section 15(f), the Adviser has agreed to refrain from imposing or seeking to impose, for a period of two years after the Transaction, any “unfair burden” on the Fund.

The Board’s Considerations Regarding the Proposed Advisory Agreement

On June 30, 2010, the Board of the Fund met in person to, among other things, review and consider the approval of the Proposed Advisory Agreement between the Fund and the Adviser (the “Board Meeting”). In its consideration of the Proposed Advisory Agreement, the Board, including the Non-Interested Trustees, considered the nature, quality and scope of services to be provided by the Adviser.

Prior to beginning their review of the Proposed Advisory Agreement, counsel to the Fund, who also serves as independent counsel to the Non-Interested Trustees, discussed with the Board its fiduciary responsibilities in general and also specifically with respect to the approval of the Proposed Advisory Agreement. Fund counsel informed the Board that in considering whether to approve the Proposed Advisory Agreement between the Fund and the Adviser, the Board should consider, among other things:

•	the nature, extent and quality of the services to be provided by the Adviser;
•	the investment performance of the Fund and the Adviser;
•	the costs of the services to be provided and profits to be realized by the Adviser and its affiliates from the relationship with the Fund;

•

  whether and how the Board relied on comparisons of services rendered to and fees paid by the Adviser with the   services provided by and the fees paid to other investment managers or the services provided to and the fees paid by   other clients, if any, of the Adviser; and

•	any benefits to be derived by the Adviser from the relationship with the Fund, such as soft-dollar arrangements or so called “fallout-benefits.”

The Board did not consider any single factor or particular information that was most relevant to its consideration to approve the Proposed Advisory Agreement and it is acknowledged that each Trustee may have afforded different weight to the various factors.

Nature, Extent and Quality of Services. The Board considered information regarding the Adviser’s investment philosophy and process. In addition, the Board reviewed the background and experience of the Adviser’s personnel and its compliance programs. The Board concluded that the nature, extent and quality of the services to be provided by the Adviser were consistent with the terms of the Proposed Advisory Agreement and that the Fund was likely to benefit from services provided by the Adviser under the Proposed Advisory Agreement.

Investment Performance. The Board considered the Adviser’s investment performance relative to a comparable closed-end mutual fund peer group as determined by Lipper Inc. (the “Lipper Peer Group”). The Board noted that as of April 30, 2010, the Adviser’s performance ranked at or above the median in the Lipper Peer Group for the annualized periods of one-year ended, three-years ended and since inception, with the Fund being the top-performer in the Lipper Peer Group for the one-year period. The Fund’s performance did fall below the median for the annualized periods for year-to-date ended and five-years ended by margins of only 1.44% and 0.21%, respectively. The Board of Trustees concluded that the Adviser’s investment performance has been reasonable.

Fees and Expenses. The Board noted that the fee to be paid to the Adviser under the Proposed Advisory Agreement is the same as the fee paid to the Adviser under the Terminated Agreement. The Board also considered the Fund’s actual management fee paid to the Adviser under the Terminated Agreement was the second lowest in the Fund’s Lipper Peer Group. Therefore the Board concluded that the fees to be payable to the Adviser under the Proposed Advisory Agreement were reasonable in relation to the nature and quality for the services previously provided under the Terminated Agreement. The Board concluded that the Adviser’s fees and expenses had been and should continue to be reasonable.

Profitability and Costs of Services. The Board considered that the Statement of Financial condition and unaudited balance sheet as April 30, 2010 to establish the financial standing and profitability of the Adviser. The Board also reviewed the Advisor’s revenue and expenses, including among other things, revenues from advisory services, portfolio management-related expenses and other cost. The Board noted that the Fund’s actual total expenses were the lowest in its Lipper Peer Group. Each of these factors supported the Board determination that the Adviser’s costs and profitability in providing services to the Fund were reasonable.

Economies of Scale. The Board also considered the potential “fall-out” benefits (including the receipt of research products and services from unaffiliated brokers) that the Adviser might receive in connection with its association with the Fund. The Board also acknowledged the limited opportunity afforded to closed-end mutual funds to materially grow their asset base as a relevant factor. Therefore, the Board concluded that the fee schedule addressed the limited economies of scale that will be realized by the Adviser and the Fund.

Therefore based on its evaluation, the Board in exercising its business judgment and in light of its fiduciary duties unanimously concluded that the terms and conditions of the Proposed Advisory Agreement are reasonable and fair and that the approval of the Proposed Advisory Agreement is in the best interests of the Fund and its shareholders. As such, the Board unanimously voted to approve and recommend to the shareholders of the Fund that they approve the Proposed Advisory Agreement.

Additional Information Regarding the Adviser and the Proposed Advisory Agreement

The Proposed Advisory Agreement

The Proposed Advisory Agreement has terms substantially similar to the terms of the Terminated Agreement, and the Interim Advisory Agreement currently in place. Under the Proposed Advisory Agreement, the Adviser will serve as the Fund’s investment adviser with full discretion to manage the investments of the Fund, subject to and in accordance with the terms of the Proposed Advisory Agreement and the investment objectives, policies and restrictions set forth in the prospectus and statement of additional information contained in the Fund’s registration statement on Form N-2 under the Securities Act of 1933, as amended, and the 1940 Act. The Proposed Advisory Agreement will be dated on or about August 26, 2010, with an initial term ending August 26, 2012. Thereafter, continuance of the Proposed Advisory Agreement requires either: (1) the annual approval of the Board; or (2) the vote of a majority of the outstanding voting securities of the Fund.

For its services to the Fund under the Proposed Advisory Agreement, the Adviser would receive a monthly advisory fee from the Fund at an annualized rate of 0.575% of the average daily total assets of the Fund (including any assets attributed able to any Preferred Shares that may be outstanding or otherwise attributable to the use of leverage). Pursuant to the Terminated Agreement, the Adviser earned $3,272,273 in advisory fees for services provided to the Fund for the fiscal year ended October 31, 2009.

Information About the Adviser

The Adviser is located at 10 Exchange Place, Jersey City, New Jersey 07302. The Adviser is employee-owned, and is organized as a Delaware corporation. Directors and principal executive officers of the Adviser, and their principal occupations include:

Name	Title(s) and Principal Occupation
Ronald J. Sorenson	Director, Vice-Chairman, CEO
William A. Ferer	Director, President
Louis F. Cimino	Director, Vice President, COO, Treasurer
David M. Pass	Director, Vice President, CCO, Corporate Secretary
Kathleen Vuchetich	Director, Vice President
John Bartlett	Director, Vice President
Timothy Porter	Director, Vice President
Rowland Wilhelm	Director, Vice President
Joseph Rhame III	Vice President

Messrs. Sorenson, Ferer, Cimino, and Bartlett and Ms. Vuchetich each own 10% or more of the outstanding voting securities of the Adviser. The business address of each of the individuals listed above is 10 Exchange Place, Jersey City, New Jersey 07302.

Vote Required to Approve the Proposed Advisory Agreement

As provided under the 1940 Act, approval of the Proposed Advisory Agreement will require the affirmative vote of a majority of the outstanding voting securities of the Fund. Such a vote of the majority of the outstanding voting securities is defined in the 1940 Act as the lesser of: (a) 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (b) more than 50% of the total outstanding voting securities of the Fund. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the meeting, and will also have the effect of a vote “against” approval of the Proposed Advisory Agreement.

Summary of Reasons for the Proposed Advisory Agreement

As noted above, the Adviser currently serves as the Fund’s investment adviser pursuant to the Interim Advisory Agreement, which will terminate on October 3, 2010. A shareholder vote in favor of the Proposed Advisory Agreement will allow the Adviser to continue to serve as the Fund’s investment adviser and preserve continuity of the services provided to the Fund.

Recommendation of the Board of Trustees

The Board of Trustees unanimously recommends a vote “FOR” approval of the Proposed Advisory Agreement to allow the Adviser to continue to serve as the Fund’s investment adviser.

PROPOSAL 2: PROPOSED AMENDMENT TO THE FUND’S FUNDAMENTAL

INVESTMENT RESTRICTION RELATING TO BORROWING

Description of the Proposed Amendment

The 1940 Act requires registered investment companies like the Fund to have “fundamental” investment restrictions governing certain of their investment practices, one of which is the borrowing of money. Fundamental investment restrictions can be changed only by a shareholder vote. Fundamental investment restrictions on borrowing are generally designed to protect shareholders and their investments by restricting a fund’s ability to subject its assets to the claims of creditors who might have a claim to the fund’s assets that would take precedence over the claims of shareholders.

The Fund’s fundamental investment restriction relating to borrowing currently provides that the Fund can not:

Borrow money, except as permitted by the 1940 Act. The 1940 Act currently requires that any indebtedness incurred by a closed-end investment company have an asset coverage of at least 300%.

The Board recommends that the Fund’s shareholders approve an amendment to revise the fundamental investment restriction relating to borrowing so that it will provide that the Fund can not:

Borrow money, except as permitted by the Investment Company Act of 1940 and the rules promulgated thereunder, as in effect from time to time, or interpretations or modifications thereof by the Securities and Exchange Commission, the staff of the Securities and Exchange Commission or any other authority with appropriate jurisdiction.

Reasons for the Proposed Amendment

At a meeting held on June 30, 2010, the Board reviewed the Fund’s fundamental investment restriction relating to borrowing and determined that it is more restrictive than the law requires and that this restrictiveness is impairing the Fund’s ability to respond to changing market conditions affecting the Fund’s use of leverage. Upon the recommendation of counsel to the Fund, the Board voted to recommend to the Fund’s shareholders that the fundamental investment restriction be amended to allow the Fund to borrow money to the full extent permitted by the 1940 Act, the rules promulgated by the Securities and Exchange Commission (“SEC”) thereunder, and the interpretations and modifications thereof by the SEC and its staff or any other authority with appropriate jurisdiction. The Board and the Adviser believe this amendment will allow the Fund to respond more effectively to both current and future changes in market conditions and future changes in applicable law.

Under the 1940 Act, a registered investment company is not permitted to issue senior securities that represent indebtedness (which we call “borrowings”) unless immediately after such issuance it has an asset coverage of at least 300%. With respect to borrowings, asset coverage means the ratio of the fund’s total assets, minus liabilities other than borrowings, to the fund’s aggregate borrowings. Additionally, under the 1940 Act, a registered investment company may not declare any dividend or other distribution upon any class of its stock, or purchase any such stock, unless it has an asset coverage of at least 300% after deducting the amount of such dividend, distribution, or purchase price. There is an exception which allows a registered investment company to declare dividends on its preferred stock if it has an asset coverage of at least 200% after deducting the amount of such dividend. The practical effect of these 1940 Act restrictions is generally to limit a registered investment company’s borrowings to 33 1/3% of its total assets.

While the Fund currently has a fundamental investment restriction permitting the Fund to borrow within the limits of the 1940 Act requirements, it does not permit the Fund to rely on any rules thereunder that the SEC may promulgate from time to time, nor does it explicitly allow the Fund to rely on no-action letters, exemptions, and other interpretive guidance issued by the SEC or its staff. The SEC and its staff may promulgate new rules or issue no-action letters or exemptive orders, or other forms of interpretations in response to market developments and other events, potentially making alternative funding arrangements available for use by the Fund, provided that the amendments to the fundamental policy are approved. It is possible that as the financial markets continue to evolve over time, the 1940 Act and the related rules may be amended to address changed circumstances. It is also possible that the 1940 Act and the related rules could change for other reasons. Because the proposed amendment will allow borrowings to the extent permitted by the 1940 Act and the related rules as in effect from time to time, as well as the interpretations and modifications by the SEC and its staff, the Fund will benefit from future changes in applicable law without the need to seek additional costly and time-consuming shareholder approvals. The Board believes that this change will align the Fund’s restriction on borrowing with that of most other closed-end funds that use leverage.

In addition, other authorities, such as courts, issue interpretations of the 1940 Act from time to time. Because the proposed amendment also refers to these interpretations or modifications, this will allow the Fund the flexibility to benefit from future changes in the positions taken by regulators and courts without the expense and delay of seeking further shareholder approvals.

Risks Associated with the Proposed Amendment

Since the proposed amendment will provide the Fund with greater borrowing flexibility, the Fund may be subject to additional costs, as well as the risks inherent to borrowing, such as decreased earnings or being subject to covenants and other contractual provisions that restrict its operations. In addition, to the extent the Fund enters into borrowings, the rights of lenders in those borrowing transactions will be senior to the rights of holders of the Fund’s stock. Furthermore, future changes in the credit markets could cause the interest rate payable on any alternative funding arrangements to increase relative to the dividend and interest rates the Fund earns on its portfolio securities, which could reduce or even eliminate the benefits of leverage to the Fund. Moreover, if the Fund utilizes debt leverage, it will be required to maintain an asset coverage of 300% on any outstanding indebtedness, instead of the asset coverage of 200% that it is currently required to maintain on its Preferred Shares. If the Fund were unable to maintain the required 300% asset coverage, it could be required to deleverage and sell a portion of its investments at a time when it might be disadvantageous to do so. Additionally, the Fund’s leveraged capital structure creates special risks not associated with unleveraged funds having similar investment objectives and policies. These include the possibility of higher volatility of the Fund’s net asset value and the asset coverage of the Fund’s indebtedness. This means that if there is a net decrease in the value of the Fund’s investment portfolio, the use of leverage will likely cause a greater decrease in the net asset value per common share and the market value per common share than if the Fund were not leveraged.

Vote Required to Approve the Amendment

As provided under the 1940 Act, approval of the proposed amendment will require the affirmative vote of a majority of the outstanding voting securities of the Fund. Such a vote of the majority of the outstanding voting securities is defined in the 1940 Act as the lesser of: (a) 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (b) more than 50% of the total outstanding voting securities of the Fund. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the meeting, and will also have the effect of a vote “against” approval of the proposed amendment.

Summary of Reasons for the Amendment

The Board has concluded that the proposed amendment will give the Fund the flexibility to respond to future changes in market conditions and applicable law without the expense and delay of seeking further shareholder approvals for changes to the Fund’s fundamental investment restriction relating to borrowing. After adoption of the proposed amendment, the Fund will continue to be subject to the important shareholder protections relating to borrowing that are provided by the 1940 Act. In addition, the proposed amendment will not affect the investment objectives of the Fund, which will remain unchanged, and the Fund will continue to be managed in accordance with the investment objectives, strategies and policies described in its prospectus and statement of additional information and in accordance with applicable law.

Recommendation of the Board of Trustees

The Board of Trustees unanimously recommends a vote “FOR” the proposed amendment to the Fund’s fundamental investment restriction relating to borrowing to allow the Fund to borrow money to the full extent permitted by the 1940 Act, the rules promulgated by the SEC thereunder, and the interpretations and modifications thereof by the SEC and its staff or any other authority with appropriate jurisdiction.

THE INVESTMENT ADVISER AND ADMINISTRATOR

W. H. Reaves & Co., Inc. is the Fund’s investment adviser, and its business address is 10 Exchange Place, Jersey City, New Jersey 07302.

ALPS Fund Services, Inc. is the Fund’s administrator, and its business address is 1290 Broadway, Suite 1100, Denver, Colorado 80204.

PAYMENTS OF COMMISSIONS TO AFFILIATED BROKERS

The Fund did not make any payments of commissions to any of its affiliated brokers during the fiscal year ended October 31, 2009.

OTHER MATTERS TO COME BEFORE THE MEETING

The Trustees of the Fund do not intend to present any other business at the Meeting, nor are they aware that any shareholder intends to do so. If, however, any other matters, including adjournments, are properly brought before the Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with their judgment.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF TRUSTEES

Shareholders may mail written communications to the full Board, to committees of the Board or to specified individual Trustees in care of the Secretary of the Fund, 1290 Broadway, Suite 1100, Denver, Colorado 80203. All shareholder communications received by the Secretary will be forwarded promptly to the full Board, the relevant Board committee or the specified individual Trustees, as applicable, except that the Secretary may, in good faith, determine that a shareholder communication should not be so forwarded if it does not reasonably relate to the Fund or its operations, management, activities, policies, service providers, board, officers, shareholders or other matters relating to an investment in the Fund or is purely ministerial in nature.

SHAREHOLDER PROPOSALS

Any shareholder proposal to be considered for inclusion in the Fund’s proxy statement and form of proxy for the annual meeting of shareholders to be held in 2011 should be received by the Secretary of the Fund no earlier than November 27, 2010 and no later than December 27, 2010. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the 1934 Act, the Fund may solicit proxies in connection with the 2011 annual meeting which confer discretionary authority to vote on any shareholder proposals of which the Secretary of the Fund does not receive notice in accordance with the aforementioned date. Timely submission of a proposal does not guarantee that such proposal will be included.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE THEREFORE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

HOUSEHOLDING

Only one copy of this Proxy Statement may be mailed to households, even if more than one person in a household is a Fund shareholder of record. If you need additional copies of this Proxy Statement, please contact ALPS toll free at 1-800-644-5571 or in writing at 1290 Broadway, Suite 1100, Denver, CO 80203.

EXHIBIT A

PROPOSED INVESTMENT ADVISORY AGREEMENT

DRAFT

INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

THIS AGREEMENT is made and entered into as of [Month Date], 2010 (the “Effective Date”), by and between REAVES UTILITY INCOME FUND (the “Fund”), a Delaware statutory trust registered as a closed-end investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and W. H. REAVES & CO., INC. (the “Adviser”), a Delaware corporation registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

WHEREAS, the Fund desires to retain the Adviser, and the Adviser is willing to serve, as the Fund’s investment adviser with full discretion to manage the investments of the Fund, subject to and upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties hereto hereby agree as follows:

1.

Investment Management by Adviser

1.1. The Adviser shall serve as the Fund’s investment adviser with full discretion to manage the investments of the Fund, subject to and in accordance with this Agreement and the investment objectives, policies and restrictions set forth in the prospectus and statement of additional information contained in the Fund’s Registration Statement on Form N-2 under the Securities Act of 1933, as amended, (the “Securities Act”) and the Investment Company Act as currently in effect and as supplemented and/or amended from time to time (respectively the “Registration Statement”, the “Prospectus” and the “Statement of Additional Information”). The Adviser acknowledges it has received and reviewed the Prospectus and Statement of Additional Information, each in the form included in the Registration Statement when it first became effective under the Securities Act at the effective date of this Agreement. The Fund agrees to deliver immediately to the Adviser copies of all supplements or amendments to the Prospectus and/or the Statement of Additional Information filed by the Fund, from time to time, under the Securities Act.

1.2. The securities and cash constituting assets of the Fund shall be held by the Custodian designated by the Fund. Delivery and receipt of securities, collection of interest, dividends and other distributions thereon, will be arranged by the Fund.

1.3. The Adviser’s responsibilities hereunder are limited to those of an investment manager and shall not include any responsibilities relating to the day-to-day administration of the Fund or the supervision of third-party service providers retained by the Fund.

1.4. Allocation of Brokerage

The Adviser is authorized, subject to the supervision of the Board of Trustees of the Fund, to place orders for the purchase and sale of the Fund’s investments with or through such persons, brokers or dealers and to negotiate commissions to be paid on such transactions in accordance with the Fund’s policies with respect to brokerage set forth in the Prospectus and Statement of Additional Information. The Adviser may, on behalf of the Fund, pay brokerage commissions to a broker which provides brokerage and research services to the Adviser in excess of the amount another broker would have charged for effecting the transaction, provided (i) the Adviser determines in good faith that the amount is reasonable in relation to the value of the brokerage and research services provided by the executing broker in terms of the particular transaction or in terms of the Adviser’s overall responsibilities with respect to the Fund and the accounts as to which the Adviser exercises investment discretion, (ii) such payment is made in compliance with Section 28(e) of the Securities Exchange Act of 1934, as amended, and any other applicable laws and regulations, and (iii) in the opinion of the Adviser, the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. It is recognized that the services provided by such brokers may be useful to the Adviser in connection with the Adviser’s services to other clients. On occasions when the Adviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other clients of the Adviser, the Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities sold or purchased, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner the Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

1.5. Code of Ethics. The Adviser agrees to observe and comply with Rule 17j-1 under the Investment Company Act (“Rule 17j-1”). Without limiting the generality of the foregoing, the Adviser shall submit to the Fund’s Board of Trustees for approval a Code of Ethics of the Adviser which complies with Rule 17j-1 and which is consistent with the Code of Ethics adopted by the Fund pursuant to Rule 17j-1. The Adviser will make available to the Fund, at any time upon request, including facsimile, without delay, during any business day, any reports required to be made by the Adviser pursuant to Rule 17j-l.

1.6. Books and Records

The Adviser will maintain all books and records required to be maintained pursuant to the Investment Company Act and the rules and regulations promulgated thereunder with respect to transactions made by it on behalf of the Fund including, without limitation, the books and records required by Subsections (b)(1), (5), (6), (8), (9) and (10) and Subsection (f) of Rule 31a-l under the Investment Company Act and shall timely furnish to the Fund all information relating to the Adviser’s services hereunder needed by the Fund to keep such other books and records of the Fund required by Rule 31a-1 under the Investment Company Act. The Adviser will also preserve all such books and records for the periods prescribed in Rule 31a-2 under the Investment Company Act. The Adviser further agrees that all books and records maintained hereunder shall be made available to the Fund at any time upon request, including facsimile without delay, during any business day. However, the Adviser shall not be required to maintain books and records that are required to be maintained by the Fund’s administrator other than as required of it by applicable laws and regulations.

1.7. Information Concerning Investments and the Adviser.

The Adviser will furnish to the Fund, from time to time and as the Fund may request, reports on portfolio transactions and reports on investments held in the portfolio, all in such detail as may be requested. The Adviser will also provide the Fund, on a regular basis, with economic and investment analysis and reports or other investment services normally available to institutional or other clients of the Adviser.

The Adviser will make available its officers and employees to meet with the Fund’s Board of Trustees at the Fund’s principal place of business, to review the Investments of the Fund, quarterly, or upon due notice, at a time requested by the Fund’s Board of Trustees. The Adviser further agrees to inform the Fund of any changes in investment strategy, tactics or key personnel.

1.8. Compliance with Applicable Laws and Regulations.

The Adviser agrees that in all matters relating to its performance under this Agreement, the Adviser and its directors, officers and employees, will act in accordance with all applicable laws, including, without limitation, the Investment Company Act and the Advisers Act.

1.9. Voting of Proxies

The Adviser will vote proxies pursuant to its policies and procedures as set forth in the Statement of Additional Information.

2.

Representations of the Fund.

The Fund makes the following representations to the Adviser:

2.1. The Fund is a Delaware statutory trust duly registered as a closed-end investment company under the Investment Company Act.

2.2. The execution, delivery and performance by the Fund of this Agreement are within the Fund’s powers and have been duly authorized by all necessary action on the part of its Board of Trustees, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Fund for the execution, delivery and performance by the Fund of this Agreement

2.3. The execution, delivery and performance by the Fund of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Fund’s agreement and declaration of trust, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Fund.

2.4. This Agreement is a valid and binding agreement of the Fund, enforceable against it in accordance with the terms hereof.

3.

Representations of the Adviser.

The Adviser makes the following representations to the Fund:

3.1. The Adviser is a Delaware corporation duly registered as an investment adviser under the Advisers Act.

3.2. The Adviser will discharge its duties as investment adviser to the Fund in accordance with the applicable provisions of the Investment Company Act and the Advisers Act and of the rules and regulations thereunder.

3.3. The execution, delivery and performance by the Adviser of this Agreement are within the Adviser’s powers and have been duly authorized by all necessary action on the part of its shareholders, and Board of Directors and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement.

3.4. The execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser’s certificate of incorporation or by-laws, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser.

3.5. This Agreement is a valid and binding agreement of the Adviser, enforceable against it in accordance with the terms hereof.

3.6. The Adviser hereby agrees to follow and comply with the policies and procedures of the Fund, including the Order Aggregation and Allocation Procedures, Proxy Voting Guidelines, Rule 10f-3 Procedures, Rule 17a-7 Procedures, Rule 17e-1 Procedures, Soft Dollar Policies and Procedures, Pricing Procedures, Fair Value Procedures, and Repurchase Agreement Guidelines, which have been adopted by the Board of Trustees on February 20, 2004, and which may be amended from time to time.

3.7. The Adviser performs investment advisory services on a fully discretionary basis for various clients, including clients whose investment objectives and policies are generally similar to those of the Fund. The Fund acknowledges and agrees that the nature and timing of the strategies employed and actions taken by the Adviser for any of its other clients may be the same as or different from those employed and taken by the Adviser for the Fund, provided that it continues to be the Adviser’s policy and practice not to favor or disfavor any client or class of clients in the allocation of investment opportunities that the Adviser believes would be suitable for such client or class of clients, so that, to the extent practicable, such opportunities will be allocated among clients over time on a fair and equitable basis.

4.

Valuation and Fees

4.1. The Adviser will appraise and report the investment portfolio of the Fund monthly. For such purpose, the portfolio shall be appraised on a trade-date basis. More frequent reports will be made available upon request.

4.2. Advisory Fee Schedule. The Fund shall pay the Adviser, in arrears, a monthly investment advisory fee (hereinafter referred to as “Advisory Fee”) based on the average daily total assets of the Fund (including any assets attributable to any preferred shares that may be outstanding or otherwise attributable to the use of leverage) as of the close of business of the last business day of each calendar month, in accordance with the schedule below:

0.575% (57.5 basis points) annually (0.047917% monthly)

4.3. The Adviser has also agreed to pay from its own assets additional compensation to Merrill Lynch, Pierce, Fenner & Smith Incorporated. This additional compensation will be payable quarterly at the annual rate of 0.15% (15 basis points) (0.0375% quarterly) of the Fund’s average weekly total assets (including any assets attributable to any preferred shares that may be outstanding or otherwise attributable to the use of leverage) during the continuance of the Investment Advisory and Management Agreement between the Adviser and the Fund or other subsequent advisory agreements between these parties.

4.4. Partial Periods. If the Adviser serves the Fund for a period of less than a full calendar month the Advisory Fee will be proportionately reduced to reflect only the number of days during the month the Fund was under the Adviser’s management, and will be based on the average daily total assets of the Fund as of the close of business on the last business day of such lesser period.

5.

Survival of Representations and Warranties; Duty to Update Information

All representations and warranties made by the Fund pursuant to Section 2 and by the Adviser pursuant to Section 3 hereof shall survive for the duration of this Agreement, and each party hereto, upon becoming aware that any of its representations and warranties are no longer true, shall immediately, but in any event within five (5) business days, notify the other party in writing. Within forty-five (45) days after the end of each calendar year during the term hereof, the Adviser shall certify to the Fund that it has complied with the requirements of Rule 17j-l with regard to its duties hereunder during the prior year and that there has been no violation of the Adviser’s Code of Ethics with respect to the Fund or in respect of any matter or circumstance that is material to the performance of the Adviser’s duties hereunder or, if such violation has occurred, that appropriate action was taken in response to such violation.

6.

Liability

The Adviser shall not be subject to any liability to the Fund or its shareholders for any act or omission of the Adviser in performing its obligations hereunder as investment adviser to the Fund, or for any losses that may be sustained by the Fund in the purchase, holding or sale of investments; provided, however, that nothing contained herein shall protect the Adviser against any liability to the Fund and its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the Adviser’s reckless disregard of its obligations and duties under this Agreement.

7.

Duration and Termination

7.1. Duration

This Agreement shall continue in effect for a period of two years from the date specified above and subject thereafter to being continued in force and effect from year to year if specifically approved each year by either (i) the Board of Trustees of the Fund, or (ii) by the affirmative vote of a majority of the Fund’s outstanding voting securities. In addition to the foregoing, each renewal of this Agreement must be approved by the vote of a majority of the Fund’s trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Prior to voting on the renewal of this Agreement, the Board of Trustees of the Fund may request and evaluate, and the Adviser shall furnish, such information as may reasonably be necessary to enable the Fund’s Board of Trustees to evaluate the terms of this Agreement.

7.2. Termination

Notwithstanding whatever may be provided herein to the contrary, this agreement may be terminated at any time, without payment of any penalty:

(a) By vote of a majority of the Board of Trustees of the Fund, or by vote of a majority of the outstanding voting securities of the Fund, upon sixty (60) days’ written notice to the Adviser;

(b) By the Adviser, upon sixty (60) days notice to the Fund

This agreement shall terminate automatically in the event of its assignment (as such term as defined in the Investment Company Act).

8.

Amendment

This agreement may be amended by mutual consent in writing of the parties, provided that the terms of each such amendment shall be approved by the Board of Trustees of the Fund or by a vote of the majority of the outstanding voting securities of the Fund.

9.

Notice

Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other party, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party;

(a) If to the Adviser:

W. H. Reaves & Co., Inc.

10 Exchange Place, 18th Fl.

Jersey City, NJ 07302

Attention: Compliance Director

Facsimile: (201) 332-4596

(b) If to the Fund:

Reaves Utility Income Fund

1290 Broadway, Suite 1100

Denver, CO 80202

Attention: Secretary

Facsimile: 303-623-7850

10.

Governing Law; Jurisdiction

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware with respect to any dispute arising under or in connection with this Agreement.

11.

Counterparts

This agreement may be executed in one or more counterparts, all of which shall together constitute one and the same document.

12.

Captions

The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

13.

Severability

If any provision of this agreement shall be held or made invalid by a court decision or applicable law, the remainder of the agreement shall not be affected adversely and shall remain in full force and effect.

14.

Certain Definitions

(a) Business Day. As used herein, “Business Day” means any customary business day in the United States on which the New York Stock Exchange is open.

(b) Miscellaneous. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the US. courts or, in the absence of any controlling decisions of any such court, by rules, regulation or order of the Commission validly issued pursuant to the Investment Company Act. Specifically, as used herein, “investment company,” “affiliated person,” “interested person,” “assignment,” “broker,” “dealer” and “affirmative vote of the majority of the Fund’s outstanding voting securities’ shall all have such meaning as such terms have in the Investment Company Act. The term “investment adviser” shall have such meaning as such term has in the Advisers Act and the Investment Company Act, and in the event of a conflict between such Acts, the most expansive definition shall control.

In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the Effective Date first written above.

REAVES UTILITY INCOME FUND (the “FUND”)

By:	/

Name:	Jeremy O. May
Title:	Chairman

W. H. REAVES & CO., INC. (the “ADVISER”)

By:

Name:
Title:	President

REAVES UTILITY INCOME FUND

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints Lauren E. Johnson and J. Tison Cory, and each of them, attorneys and proxies of the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of Reaves Utility Income Fund (the “Fund”) which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of the Fund, 1290 Broadway, Suite 1100, Denver, Colorado 80203 on August 26, 2010 at 10:00 a.m., Mountain time, and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal No. 1 and Proposal No. 2 and in the discretion of the proxy holder as to any other matter that may properly come before the Meeting. Please refer to the Proxy Statement for discussions concerning Proposal No. 1 and Proposal No. 2.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

REAVES UTILITY INCOME FUND

PLEASE MARK YOUR VOTE WITH AN “X”

PROPOSAL 1: The Board of Trustees recommends a vote for the Investment Advisory and Management Agreement by and between the Reaves Utility Income Fund and W.H. Reaves & Co., Inc.

For [ ]	Against [ ]	Abstain [ ]

PROPOSAL 2: The Board of Trustees recommends a vote for the proposed amendment to the Reaves Utility Income Fund’s fundamental investment restriction relating to borrowing.

For [ ]	Against [ ]	Abstain [ ]

Authorized Signatures – This section must be completed for your vote to be counted.

Please sign this proxy exactly as your name(s) appear(s) in the records of the Fund. If joint owners, either may sign. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Please be sure to sign and date this proxy.

Signature:                                                                           Date:

Co-owner:                                                                             Date: